Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated February 24, 2023, with respect to the financial statements and financial highlights of Bitwise Funds Trust – Bitwise Web3 ETF as of December 31, 2022, incorporated herein by reference, and to the references to our firm under the headings “Fund Service Providers” and “Financial Highlights” in the prospectus and “Independent Registered Public Accounting Firm” and “Financial Statements” in the statement of additional information filed on Form N-1A.

/s/ KPMG LLP

New York, New York

April 27, 2023